Exhibit 3.5

                           STATE OF NEW HAMPSHIRE


Filing Fee: $35.00                                            Form No. 14
use black print or type.                                    RSA 293-A:10.06
Leave 1" margins both sides.


                            ARTICLES OF AMENDMENT
                                   to the
                          ARTICLES OF INCORPORATION


PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

      FIRST:   The name of the corporation is Pennichuck Corporation.

      SECOND:  The text of each amendment adopted is:

      See Exhibit I, attached hereto and incorporated herein by reference.

      THIRD:   If the amendment provides for an exchange, reclassification, or cancellation of issued shares the provisions for implementing the amendment(s) if not contained in the above amendment are:

                               NOT APPLICABLE

            [if more space is needed, attach additional sheet(s)]


      FOURTH:  The amendment was adopted on: April 20, 2000


      FIFTH:   (check one)

        A. ________   The amendment(s) were adopted by the incorporators or
                      board of directors without shareholder action and shareholder action was not required.

        B. ___x____   The amendment(s) were approved by the shareholders.
                      (Note 1)


                                                             Number of votes
   Designation                               Number of        indisputably
(class or series)        Number of         Votes entitled    represented at
 of voting group     Shares outstanding      to be cast        the meeting
-----------------    ------------------    --------------    ---------------

Common Stock,            1,751,871            1,751,871         1,507,177
$1.00 par value


   Designation                                      OR    Total number of
(class or series)    Total number of votes cast:    --       undisputed
 of voting group_       FOR              AGAINST          votes cast FOR
-----------------       ---              -------          ---------------

Common Stock,        1,399,519           91,440              1,399,591
$1.00 par value


      SIXTH:   If shareholder action was required, the number cast for the amendment(s) by each voting group was sufficient for approval by each voting group.


Dated:  May 3, 2000

                                       Pennichuck Corporation (Note 2)


                                       By: /s/ Maurice L. Arel (Note 3)
                                           -------------------
                                           Signature of its President


                                           Maurice L. Arel
                                           ---------------
                                           Print or type name


Notes:  1.   All sections under "B." must be completed. If any voting group is entitled to vote separately, give respective information for each voting group. (See RSA 293-A:1.40 for definition of voting group.)

        2. Exact corporate name of corporation adopting articles of amendment.

        3. Signature and title of person signing for the corporation. Must be signed by the chairman of the board of directors, president or another officer; or see RSA 293-A:1.20(f) for alternative signatures.


Mail fee and ORIGINAL AND ONE EXACT OR CONFORMED COPY to: Secretary of State, State House, Room 204, 107 North Main Street, Concord, NH 03301-4989.


                                  EXHIBIT I


      RESOLVED, that the first sentence of Article IV of the Articles of Incorporation of Pennichuck Corporation be amended in part by striking the phrase "Five Million (5,000,000) shares of common stock, having par value of One Dollar ($1.00) per share," and inserting in place thereof the phrase "Eleven Million Five Hundred Thousand (11,500,000) shares of common stock, having par value of One Dollar ($1.00) per share," such that such sentence as amended shall read in full:

      "Except as provided in Article VII, the aggregate number of shares of capital stock which the corporation shall have authority to issue is:
      Eleven Million Five Hundred Thousand (11,500,000) shares of common stock, having par value of One Dollar ($1.00) per share, and Fifteen Thousand (15,000) shares of preferred stock, having par value of One Hundred Dollars ($100.00) per share";